Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 16, 2015 (except Note 9 and Note 11, as to which the date is June 15, 2015) in the Registration Statement (Form S-1) and the related Prospectus of Chiasma, Inc. dated June 15, 2015.

June 15, 2015 Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global